011-Supplemental Agreement to Loan Contract 20130507

Exhibit 4.14
English Translation for Reference

Supplemental Agreement to Loan Contract

Party A: Agria Brother Biotech (Shenzhen) Co., Ltd.

Party B: Chen Jiezhen, with ID card number: [Redacted]

Party C: Lai Fulin, with ID card number: [Redacted]

Whereas:

1.          Party A and Party B entered into the Loan Contracts on July 11, 2011 for an amount of RMB3,500,000;

2.          Party A and Party C entered into the Loan Contracts on May 7, 2013 for an amount of RMB3,500,000;

3.          Party B and Party C entered into the Equity Transfer Agreements on March 13, 2013for transferring 5% shareholding of Shenzhen Zhongguan Agricultural Group Co., Ltd

Party A, Party B and Party C have reached the following agreement in respect of the provision of a loan by Party A to Party B after friendly consultation:

1.	Pursuant to the Loan Contract dated July 11, 2011 between Party A and Party B, Party B shall return the loan of RMB3,500,000 to Party A when the Loan Contract terminated. Pursuant to the Equity Transfer Agreement dated March 13, 2013 between Party B and Party C, Party C shall pay Party A RMB3,500,000 for the equity transfer price of Shenzhen Zhongguan Agricultural Group Co., Ltd. Upon the agreement between Party B and Party C, Party C would undertake the loan liability from Party B to return Party A’s loan.

2.	Party A agrees and accepts the loan liability of Party A would be undertaken by Party B, Party A and Party C would enter into a new Loan Contract. Simultaneously, after the completion of the transfer of Shenzhen Zhongguan Agricultural Group Co., Ltd’s equity between Party B and Party C, the Loan Contract, Equity Pledge Contract and Exclusive Call Option Contract entered into on July 11, 2013, will be terminated.

3.	This Contract is executed in three originals and each of the parties shall keep one original. All of them shall have the same legal effect.

4.	This Contract shall become effective after it is signed and sealed by Party A and signed by Party B and Party C.

011-Supplemental Agreement to Loan Contract 20130507

(This is the signature page)

Party A: Agria Brother Biotech (Shenzhen) Co., Ltd.

[Chop of Agria Brother Biotech (Shenzhen) Co., Ltd. is affixed]

/s/

Party B: Chen Jiezhen

/s/ Chen Jiezhen

Party C: Lai Fulin

/s/ Lai Fulin

Date of execution: May 7, 2013